Exhibit 16


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 4, 2001, to be filed by our former client, Vitrix, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm


                                        /s/ BDO Seidman, LLP
                                        ----------------------------------------

Los Angeles, California
June 4, 2001